As filed with the Securities and Exchange Commission on January 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-3938682
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2105 West Cardinal Drive

Beaumont, Texas 77705
(866) 861-0788

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Nadolny

Chief Financial Officer

2105 West Cardinal Drive

Beaumont, Texas 77705

(866) 861-0788

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew Capurro
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
(714) 540-1235

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On April 18, 2024, MultiSensor AI Holdings, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-278793) (the “April 2024 Registration Statement”). The April 2024 Registration Statement, as amended, was initially declared effective by the SEC on April 26, 2024 and initially (x) registered for resale by the selling stockholders identified in the prospectus therein of (i) up to 16,693,916 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) up to 506,250 privately placed warrants (the “Private Placement Warrants”) to purchase Common Stock, and (y) registered the issuance of up to 9,131,250 shares (the “SPAC Warrant Shares”) of Common Stock upon the exercise of warrants to purchase Common Stock, consisting of: (x) 8,625,000 outstanding publicly issued warrants (the “Public Warrants”) originally issued as part of SportsMap Tech Acquisition Corp’s initial public offering of units at a price of $10.00 per unit in October 2021, with each unit consisting of one public share and three-quarters of one warrant and (y) 506,250 Private Placement Warrants. On July 16, 2024, the Company filed a registration statement with the SEC on Form S-1 (File No. 333-280826) (the “July 2024 Registration Statement”, and together with the April 2024 Registration Statement, the “Existing Registration Statements”). The July 2024 Registration Statement, as amended, was initially declared effective by the SEC on July 26, 2024 and initially registered for resale by the selling stockholders identified in the prospectus therein of up to 9,375,000 shares of Common Stock. This registration statement, which is a new registration statement, constitutes Post-Effective Amendment No. 1 to the April 2024 Registration Statement and Post-Effective Amendment No. 1 to the July 2024 Registration Statement. Accordingly, this registration statement contains a combined prospectus (the “Combined Prospectus”) pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, the Existing Registration Statements also registered, and this registration statement is similarly registering, an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction and, accordingly, the Combined Prospectus also covers any such additional shares of Common Stock.

Pursuant to Rule 429(b) under the Securities Act, upon effectiveness, this registration statement shall constitute Post-Effective Amendment No. 1 to the April 2024 Registration Statement and Post-Effective Amendment No. 1 to the July 2024 Registration Statement with respect to the offering of certain unsold securities thereunder, which are not currently being terminated by the Company. No other changes shall be deemed to be made to the Existing Registration Statement other than with respect to the specific shares being sold hereunder. Such Post-Effective Amendments shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act. No additional securities are being registered on this Registration Statement. All applicable registration fees were paid at the time of the original filing of the Existing Registration Statements.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 23, 2025

PROSPECTUS

MultiSensor AI Holdings, Inc.

Resale of up to 20,565,946 Shares of Common Stock

Resale of up to 39,450 Private Placement Warrants

Issuance of up to 9,131,250 Shares of Common Stock underlying Warrants

This prospectus relates to (x) the resale, from time to time, by the selling securityholders identified in this prospectus (the “Selling Stockholders”) of (i) up to 20,565,946 shares of our common stock, par value $0.0001 per share (the “Common Stock”), (ii) up to 39,450 outstanding privately placed warrants (the “Private Placement Warrants”) originally issued by SportsMap Tech Acquisition Corp. (“SportsMap”) in a concurrent private placement (the “Private Placement”) and (y) the issuance of up to 9,131,250 shares (the “SPAC Warrant Shares”) of Common Stock upon the exercise of warrants to purchase our Common Stock, consisting of: (x) 8,625,000 outstanding publicly issued warrants (the “Public Warrants”, and together with the Private Placement Warrants, the “Warrants”) originally issued as part of SportsMap’s initial public offering (the “IPO”) of units at a price of $10.00 per unit in October 2021, with each unit consisting of one public share and three-quarters of one warrant and (y) 506,250 outstanding Private Placement Warrants originally issued in the Private Placement.

We are registering certain of the securities for resale pursuant to registration rights granted to the Selling Stockholders. Our registration of such securities does not mean that such Selling Stockholders will offer or sell any of the shares of Common Stock or Private Placement Warrants. The Selling Stockholders may offer, sell or distribute all or a portion of their shares of Common Stock or Private Placement Warrants publicly or through private transactions at prevailing market prices or at negotiated prices.

We will not receive any proceeds from the resale of the shares of Common Stock or Private Placement Warrants by the Selling Stockholders. We will receive the proceeds from any exercise of the Warrants for cash, which we intend to use for general corporate and working capital purposes. We may receive up to an aggregate of approximately $108.9 million from the cash exercise of the Warrants. The exercise price of each of our Warrants is $11.50 per warrant. However, the last reported sales price of our Common Stock on January 22, 2025 was $1.62. The likelihood that holders of Warrants will exercise their Warrants, and therefore, any amount of cash proceeds that we may receive, is dependent upon the trading price of our Common Stock. If the trading price of our Common Stock continues to be less than $11.50 per share, we do not expect holders to exercise their Warrants. See “Use of Proceeds” for additional information. Any proceeds from the exercise of such securities would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Warrants when planning for our operational funding needs.

As of the date of this prospectus, our public float is below $75.0 million. Pursuant to General Instruction I.B.6 of Form S-3, as long as our public float remains below $75.0 million, we will not sell securities (including shares of Common Stock upon the exercise of warrants as contemplated by this prospectus) in any 12-month period pursuant to this prospectus or otherwise on Form S-3 with a value exceeding more than one-third of our public float. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. See the “Risk Factors” on page 7 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “MSAI”. On January 22, 2025, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $1.62 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Stockholders may sell securities from time to time and in one or more offerings as described in this prospectus. When the Selling Stockholders offer and sell the shares, we or the Selling Stockholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by applicable law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, not the Selling Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference or, in each case, any earlier date specified for such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean MultiSensor AI Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus, including any statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, our expected incurrence of significant expenses and continuing losses in the future, expansion of our SaaS capabilities and offerings, our expected future research and development costs and expected growth are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the principal risks related to an investment in our securities are summarized below:

•	We have a history of losses or low income and may continue to incur losses or limited income in the future.

•	Our history of net losses, negative cash flows from operations and negative net working capital raise substantial doubt about our ability to continue as a going concern.

•	Our revenue and margins could be adversely affected if we fail to maintain competitive average selling prices or high sales volume, or we fail to reduce product costs.

•	If we fail to successfully manage the expansion of our SaaS capabilities and offerings, our business and financial results could be adversely affected.

•	We have a limited operating history providing SaaS solutions, which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

•	If our products are not adopted in our targeted end markets, our business will be materially and adversely affected.

•	We expect to incur substantial research and development costs and devote significant resources to developing and commercializing new products, which could significantly affect our ability to become profitable and may never result in revenue. Any delay or interruption of the development and commercialization of new products may adversely affect our existing business and prospects for winning future business.

•	Product liability claims, product recalls and field service actions could have a material adverse effect on our reputation, business, results of operation and financial condition and we may have a difficulty obtaining product liability and other insurance coverage.

•	We will need to raise additional capital in the future in order to execute our business plan, which may not be available on terms acceptable to us, or at all.

•	We create innovative technology by designing and developing unique hardware and software solutions. A failure to achieve scale may affect our ability to sell at competitive prices, limit our customer base or lead to losses.

•	If we are not able to effectively grow our sales and marketing organization, or maintain or grow an effective network of distributors, our business prospects, results of operations and financial conditions could be adversely affected.

•	Certain of our commercial contracts with our customers, agreements with suppliers or co-development agreements with partners could be terminated or may not materialize into long-term contract partnership arrangements.

•	The loss of large customers could result in a material adverse effect to our financial results.

•	Components used in our sensors may fail as a result of manufacturing, design or other defects over which we have no control and render our devices permanently inoperable.

•	We will incur significant expenses and administrative burdens as a public company, which could negatively impact our business, financial condition and results of operation.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

Our web site address is www.multisensorai.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024.

•	Our Quarterly report on form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024.

•	Our Current Reports on Form 8-K filed with the SEC on February 12, 2024, February 20, 2024, March 7, 2024, March 27, 2024, April 1, 2024 (as amended April 4, 2024), April 8, 2024, April 17, 2024, May 1, 2024, May 10, 2024, June 4, 2024, June 17, 2024, July 1, 2024, July 10, 2024, August 26, 2024, November 27, 2024, January 6, 2025, and January 8, 2025.

•	The description of our Common Stock contained in the registration statement on Form 8-A, filed with the SEC on October 14, 2021, as updated in Exhibit 4.2 to our annual report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, as well as any additional amendments or reports filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

MultiSensor AI Holdings, Inc.

2105 West Cardinal Drive

Beaumont, Texas 77705
(866) 861-0788

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

MultiSensor AI Holdings, Inc. and its wholly owned subsidiaries provide turnkey predictive maintenance and process control solutions, which combine cutting edge imaging and sensing technologies with AI-powered enterprise software. Our software leverages a continuous stream of data from thermal imaging, visible imaging, acoustic imaging, vibration sensing, and laser sensing devices to provide comprehensive, real-time condition monitoring for a customer’s critical assets, processes, and manufactured outputs. Our cloud and edge solutions are deployed by organizations to protect critical assets across a wide range of industries including distribution & logistics, manufacturing, utilities, and oil & gas. In tandem with these solutions, we provide various services for our customers including training, calibration, and repair.

The registrant was initially incorporated as a Delaware corporation on May 14, 2021, originally formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. On December 19, 2023, a merger was consummated, which resulted in the registrant changing its name from “SportsMap Tech Acquisition Corp.” to “Infrared Cameras Holdings, Inc.” On February 9, 2024, the registrant subsequently changed its name to MultiSensor AI Holdings, Inc.

Our principal executive offices are located at 2105 West Cardinal Drive, Beaumont, Texas 77705 and our telephone number is (866) 861-0788.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock or the Private Placement Warrants by the Selling Stockholders.

The Selling Stockholders will pay all incremental selling expenses relating to any sale of their shares of Common Stock and Private Placement Warrants, including underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Stockholders, except that we will pay the reasonable fees and expenses (not to exceed $40,000) of one legal counsel for the Selling Stockholders who are party to that certain registration rights agreement, entered into upon consummation of the business combination between the Company and SportsMap, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, exchange listing fees and fees and expenses of our counsel and our accountants.

We will receive the proceeds from any exercise of Warrants for cash. We may receive up to an aggregate of approximately $108.9 million from the cash exercise of the Warrants. The exercise price of each of our Warrants following is $11.50 per warrant, subject to adjustment in accordance with the terms of the Warrant Agreement. However, the last reported sales price of our Common Stock on January 22, 2025 was $1.62. The likelihood that holders of Warrants will exercise their Warrants, and therefore any amount of cash proceeds that we may receive, is dependent upon the trading price of our Common Stock. If the trading price for our Common Stock continues to be less than $11.50 per share, we do not expect holders to exercise their Warrants.

Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the exercise of Warrants for general corporate and working capital purposes. Any proceeds from the exercise of Warrants would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Warrants when planning for our operational funding needs. The Company will have broad discretion over the use of any such proceeds.

There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

DESCRIPTION OF SECURITIES

The following description of our Common Stock and the Warrants is not complete and may not contain all the information you should consider before investing in such securities. This description is summarized from, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation (the “Second Amended & Restated Certificate of Incorporation”), our amended and restated bylaws (the “Amended & Restated Bylaws”) and our warrant agreement with Continental Stock Transfer & Trust Company, dated October 18, 2021 (the “Warrant Agreement”), which are attached as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of:

•	300,000 shares of Common Stock, $0.0001 par value; and

•	10,000,000 shares of undesignated preferred stock, $0.0001 par value.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine, and will share in any such dividends pro rata in proportion to the number of shares of Common Stock held by each such holder.

Liquidation

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine, and will share in any such dividends pro rata in proportion to the number of shares of Common Stock held by each such holder.

Voting Rights

The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. The holders of our Common Stock do not have cumulative voting rights.

No Preemptive or Similar Rights

Shares of our Common Stock are not entitled to preemptive rights and are not subject to redemption or sinking fund provisions.

Preferred Stock

Under the Second Amended & Restated Certificate of Incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, designations, preferences, qualifications, limitations and restrictions of any series of preferred stock, including dividend rights, dividend rates, conversion rights, exchange rights, redemption privileges and prices, liquidation and dissolution preferences, and distribution rights. Our board of directors also has discretion to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of preferred stock. However, under the Second Amended & Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon is required to increase or decrease (but not below the number of shares of preferred stock then outstanding) the number of authorized shares of preferred stock.

The purposes of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock.

Anti-Takeover Effects of Delaware Law

The provisions of the DGCL, the Second Amended & Restated Certificate of Incorporation and the Amended and Restated Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire our company because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the date that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of our company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

•	Under Section 203, a “business combination” includes:

o	any merger or consolidation involving the corporation and the interested stockholder;

o	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

o	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

o	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of any class or series of the corporation beneficially owned by the interested shareholder; and

o	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Authorized but Unissued Shares

The authorized but unissued shares of our Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any approvals required under the listing requirements of any stock exchange on which our Common Stock is listed or quoted. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and reserved stock could make more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Special Meetings of Stockholders; Stockholder Action

The Second Amended & Restated Certificate of Incorporation provides that, subject to the rights of the holders of any preferred stock, special meetings of the stockholders may be called only by (i) our board of directors, (ii) the chairperson of our board of directors, or (iii) our chief executive officer or president, and special meetings of stockholders may not be called by any other person or persons. The Second Amended & Restated Certificate of Incorporation and the Amended & Restated Bylaws also prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nomination

In addition, the Amended & Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (a) specified in a notice of meeting given by or at the direction of our board of directors, (b) otherwise properly brought before the meeting by our board of directors or the Chairman of board of directors, or (c) otherwise properly brought before the meeting by any stockholder present in person (x) who was a stockholder of record entitled to vote at such annual meeting on the date on which notice of the meeting was given pursuant to our bylaws and on the record date for the determination of stockholders entitled vote at such meeting and is entitled to vote at such meeting, and (y) who complies with the notice procedures set forth in our bylaws, or properly makes such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder and complies with requirements of such rules for inclusion of the proposal in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must provide timely notice thereof in proper written form to our secretary and the proposed business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by our secretary at our executive officers not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than close of business on the 120th day before the annual meeting or, if later, not later than the later of (x) the close of business on the 90th day before the meeting and (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made.

Stockholders at an annual meeting or special meeting may only consider proposals or nominations “properly brought” before such meeting by our board of directors or stockholders pursuant to the requirements described above. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.

Stockholder Action by Written Consent

The Second Amended & Restated Certificate of Incorporation prohibits stockholder action by written consent.

Amendment of Certificate of Incorporation and Bylaws

The Second Amended & Restated Certificate of Incorporation further provides that the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of our voting stock entitled to vote thereon, voting as a single class, is required to amend certain provisions of the Second Amended & Restated Certificate of Incorporation, including, among other things, provisions relating to our board’s ability to create and issue preferred stock, the size of our board of directors, the election and removal of directors, actions by stockholders, limitation of liability of directors, indemnification of directors and officers, and forum for stockholder actions and proceedings. The affirmative vote of holders of at least 66 and 2∕3% of the voting power of all of the then outstanding shares of our voting stock entitled to vote generally in an election of directors, voting as a single class, is required for stockholders to adopt, amend or repeal the Amended & Restated Bylaws, although the Amended & Restated Bylaws may be adopted, amended or repealed by our board of directors.

Forum Selection

The Second Amended & Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Delaware Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (1) any derivative action brought on behalf of our company, (2) any claim of breach of a fiduciary duty owed by any of our directors or officers to us or to our stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL, the Second Amended & Restated Certificate of Incorporation or the Amended & Restated Bylaws or (4) any claim against us governed by the internal affairs doctrine. The Second Amended & Restated Certificate of Incorporation designates the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act. The Second Amended & Restated Certificate of Incorporation provides that the foregoing forum selection provisions will not apply to any claim as to which the Delaware Chancery Court or the federal courts, as applicable, determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten days following such determination), or for which such court does not have subject matter jurisdiction. Notwithstanding the foregoing, the foregoing forum selection provisions shall not apply to any suits brought to enforce any liability or duty created by the Exchange Act, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Limitations on Liability and Indemnification of Officers of Directors

The Second Amended & Restated Certificate of Incorporation and the Amended & Restated Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the applicable law, subject to certain limited exceptions. We have entered into, or will enter into, indemnification agreements with each of our directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under the applicable law. In addition, as permitted by applicable law, the Second Amended & Restated Certificate of Incorporation includes provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of our company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Public Warrants

Each whole warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment, at any time. However, no Public Warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the Common Stock issuable upon exercise of the warrants and a current prospectus relating to such Common Stock. Notwithstanding the foregoing, if a registration statement covering the issuance of the Common Stock issuable upon exercise of the Public Warrants is not effective, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the closing of our initial business combination on December 19, 2028 at 5:00 p.m., New York City time or earlier redemption.

We may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third trading business day prior to the notice of redemption to warrant holders, and

•	if, and only if, there is a current registration statement in effect with respect to the issuance of the Common Stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if a holder held 150 warrants to purchase 150 shares and the fair market value on the trading date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our Common Stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants (including the Private Placement Warrants) in order to make any change that adversely affects the interests of the Selling Stockholders.

The exercise price and number of shares of Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Public Warrants will be exercisable and we will not be obligated to issue Common Stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of Common Stock issuable upon exercise of the warrants is current and the shares of Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Common Stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the Common Stock issuable upon the exercise of the warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Common Stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder, and the fractional interest will be canceled. Therefore, you must separate your units in multiples of four to not have any fractional warrants canceled.

Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Private Placement Warrants

“Private Placement Warrants” refers to the warrants that were sold in a private placement in connection with the registrant’s initial public offering and represent the warrants offered for resale pursuant to this prospectus. Except as described in this section, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants.

Transfer Agent and Registrar and Warrant Agent

The transfer agent and registrar for our Common Stock and the warrant agent for the Warrants is Continental Stock Transfer & Trust Company.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of (i) up to 20,565,946 shares of Common Stock, which were either issued by SportsMap Tech Acquisition Corp. to SportsMap, LLC and the other initial stockholders of SportsMap Tech Acquisition Corp. prior its initial public offering, (ii) issued as consideration in connection with the consummation of our initial business combination, or issued in connection with a private placement consummated on July 1, 2024 (including shares issued upon exercise of pre-funded warrants sold in such private placement), and (iii) 39,450 Private Placement Warrants that were initially purchased by SportsMap, LLC in a private placement. The Selling Stockholders may, from time to time, offer and sell any or all of the Common Stock or Private Placement Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock or Private Placement Warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of Common Stock or Private Placement Warrants, in each case, held by each Selling Stockholder immediately prior to the sale of shares of Common Stock or Private Placement Warrants in this offering, the number of shares of Common Stock or Private Placement Warrants that may be sold by each Selling Stockholder under this prospectus and the number of shares of Common Stock and Private Placement Warrants that each Selling Stockholder will beneficially own after this offering.

	Securities Beneficially Owned prior to this Offering(1)			Securities To be Sold in this Offering		Securities Beneficially Owned Following this Offering
Name of Selling Stockholder	Shares of Common Stock	% of Ownership	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	% of Ownership	Warrants
325 Capital LLC (2)	9,375,000	29.2%	-	9,375,000	-	-	-	-
Gary Strahan(3)	6,371,018	19.8%	50,000	6,371,018	-		-	50,000
Steven Winch(4)	1,712,800	5.1%	-	1,712,800	-	-	-	-
David Gow(5)	701,106	2.2%	45,700	701,106	35,700		-	10,000
Reid Ryan(6)	129,932	*	3,750	129,932	3,750	-	-	-
Peter Baird(7)	1,158,182	3.5%	-	1,158,182	-	-	-	-
Stephen Guidry(8)	17,020	*	-	17,020	-	-	-	-
Jeffrey Guida(9)	1,100,888	3.3%	-	1,100,888	-	-	-	-

(1)	The percentage of beneficial ownership is calculated based on 32,120,872 outstanding shares of Common Stock as of January 7, 2025. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise indicated, the address for each Selling Stockholder is c/o MultiSensor AI Holdings, Inc., 2105 West Cardinal Drive, Beaumont, Texas 77705

(2)	325 Capital LLC (“325 Capital”) serves as the investment manager to 325 Master Fund LP (“325 Master Fund”) and to certain affiliated funds and separately managed accounts (collectively, the “SMAs”). 325 Capital has voting and investment discretion over the securities held by each of the 325 Master Fund and the SMAs. Michael Braner, Daniel Friedberg, and Anil Shrivastava are Managing Members of 325 Capital. As of the date of this prospectus, Mr. Friedberg is a member of our board of directors.

(3)	Mr. Strahan was the Chief Executive Officer of ICI before the business combination and previously served as our Chief Executive Officer and a member of our board of directors after the business combination. Includes 305,079 shares held by a trust for which Mr. Strahan’s wife is the trustee.

(4)	Mr. Winch was the President of ICI before the business combination, previously served as our President, and as of the date of this prospectus is a member of our board of directors. Securities offered in this offering include (i) 5,595 shares of Common Stock held directly, (ii) 1,159,995 shares of Common Stock underlying Participating Company RSU Awards granted to Mr. Winch, and (iii) 547,210 shares of Common Stock held by Villard Capital, LLC, an estate-planning vehicle for Mr. Winch controlled by Mr. Winch.

(5)	Mr. Gow was a director of SportsMap and as of the date of this prospectus serves as a member of our board of directors. The business address for Mr. Gow is 5353 West Alabama, Suite 415 Houston, Texas 77056.

(6)	Mr. Ryan was a director of SportsMap and as of the date of this prospectus serves as a member of our board of directors.

(7)	Mr. Baird was previously the Chief Financial Officer of ICI before the business combination, previously served as our Chief Financial Officer, and as of the date of this prospectus is our Chief Commercial Officer. Securities offered in this offering include (i) 5,608 shares of Common Stock held directly, (ii) 948,020 shares of Common Stock underlying Participating Company RSU Awards granted to Mr. Baird, and (iii) 204,494 shares of Common Stock issuable to Mr. Baird upon the exercise of options held by Mr. Baird.

(8)	Mr. Guidry was previously the General Counsel of ICI before the business combination and as of the date of this prospectus serves as our General Counsel. Securities to be offered in this offering represent shares of Common Stock issuable to Mr. Guidry upon the exercise of Company Options to be held by Mr. Guidry.

(9)	Mr. Guida was the Chief Innovation Officer of ICI and as of the date of this prospectus serves as our Chief Innovation Officer. Securities to be offering in this offering include (i) 973,425 shares of Common Stock underlying restricted stock unit awards and (ii) 127,463 shares of Common Stock issuable to Mr. Guida upon the exercise of options held by Mr. Guida.

PLAN OF DISTRIBUTION

The Selling Stockholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Private Placement Warrants, including underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock and Private Placement Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

The shares of Common Stock and Private Placement Warrants beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholders may sell their shares of Common Stock and Private Placement Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

In offering the securities covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of MultiSensor AI Holdings, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of MultiSensor AI Holdings, Inc., incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$35,451
Printing expenses	$10,000
Accounting fees and expenses	$65,000
Legal fees and expenses	$25,000
Miscellaneous	$0
Total	$135,451

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made if such person must have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought must determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The current certificate of incorporation and the bylaws of the registrant provide for indemnification by the registrant of its directors, senior officers and employees to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation must not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for the breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the registrant provide for such limitation of liability.

Any underwriting agreement or sales agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We have purchased and intend to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16. Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Infrared Cameras Holdings, Inc. (n/k/a Multi Sensor AI Holdings, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 21, 2023).

3.1(a)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Infrared Cameras Holdings, Inc. (n/k/a Multi Sensor AI Holdings, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 12, 2024).

3.2	Amended and Restated Bylaws of Infrared Cameras Holdings, Inc. (n/k/a Multi Sensor AI Holdings, Inc.) (incorporated by reference to Exhibit 3.2 to Company’s Current Report on Form 8-K filed on December 21, 2023).

3.2(a)	Amendment to the Amended and Restated Bylaws of Multi Sensor AI Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 12, 2024).

3.2(b)	Amendment No. 2 to the Amended and Restated Bylaws of MultiSensor AI Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 10, 2024).

4.1	Warrant Agreement, dated October 18, 2021, by and between SportsMap Tech Acquisition Corp and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 21, 2021).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

107.1	Filing Fee Table.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaumont, State of Texas, on January 23, 2025.

MULTISENSOR AI HOLDINGS, INC.

By:	/s/ Stuart V Flavin III
Stuart V Flavin III
Interim Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Stuart Flavin and Robert Nadolny and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their its substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

/s/ Stuart V Flavin III	Director and Interim Chief Executive Officer	January 23, 2025
Stuart V Flavin III	(Principal Executive Officer)

/s/ Robert Nadolny	Chief Financial Officer	January 23, 2025
Robert Nadolny	(Principal Financial Officer and Principal Accounting Officer)

/s/ Steven Winch	Director	January 23, 2025
Steven Winch

/s/ David Gow	Director	January 23, 2025
David Gow

/s/ Reid Ryan	Director	January 23, 2025
Reid Ryan

/s/ Petros Kitsos	Director	January 23, 2025
Petros Kitsos

/s/ Margaret Chu	Director	January 23, 2025
Margaret Chu

/s/ Dan Friedberg	Director	January 23, 2025
Dan Friedberg